                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Mobility Electronics, Inc.:


We consent to incorporation by reference in the registration statement filed on Form S-8 of Mobility Electronics, Inc. of our report dated December 14, 2000, relating to the balance sheets of Mesa Ridge Technologies, Inc. as of June 30, 2000 and 1999, and the related statements of earnings, stockholders' equity and cash flows for the years then ended, which report appears in Form 8-K/A of Mobility Electronics, Inc. dated December 15, 2000.


                                             /s/KPMG LLP


Phoenix, Arizona
December 15, 2000